PRICING SUPPLEMENT NO. 66                                         Rule 424(b)(3)
DATED: March 25, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $30,000,000 Floating Rate Notes [x]    Book Entry Notes [x]
Original Issue Date:           Fixed Rate Notes [_]       Certificated Notes [_]
March 30, 1999

Maturity Date:                 CUSIP#: 073928 HP 1
March 30, 2000
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:


                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): -0.03%

-----------------------------------------------

*     6/30/99, 9/30/99 and 12/30/99.

**    6/30/99, 9/30/99, 12/30/99 and , 3/30/00.

***   The three-month LIBOR rate on March 26, 1999 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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